UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 25, 2011 (January  22, 2011)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 22, 2011 the Compensation Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) (i) authorized a salary of $100,000 annually to be paid to the Chief Executive Officer of the Company, Patrick M. Byrne, effective January 1, 2011; (ii) approved 2011 salaries for the Officers identified below other than Mr. Byrne at the same rates paid in 2010; (iii) approved a bonus pool plan for 2011 and (iv) approved restricted stock unit grants under the Company’s 2005 Equity Incentive Plan to employees of the Company, including the officers named below for whom disclosure may be required by Item 5.02(e) of Form 8-K (the “Officers”), as follows:

Name and Title	Bonus(1)	2011 Salary(2)	Restricted Stock Unit Grant (3)
Patrick M. Byrne, Chairman of the Board and Chief Executive Officer	$0	$100,000	15,000
Jonathan E. Johnson III, President	$0	$350,000	15,000
Stormy Simon, Senior Vice President, Customer Care, Branding and Website	$0	$300,000	15,000
Stephen J. Chesnut, Senior Vice President, Finance and Risk Management	$0	$300,000	15,000
Sam Peterson, Senior Vice President, Information Technology and Merchandising	$0	$300,000	15,000

(1)          At management’s recommendation, the Compensation Committee approved no bonuses for 2010 to any of the Officers.

(2)          At management’s recommendation, the Compensation Committee approved no salary increases for any of the Officers except to begin paying a salary to Mr. Byrne in 2011.

(3)           Restricted stock unit grants are made pursuant to the Company’s 2005 Equity Incentive Plan and vest over a three-year period commencing on the date of grant at the rate of: 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.  Figures shown are the number of units/shares.

The bonus pool plan (the “2011 Bonus Plan”) is a discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2011 results are available.  Substantially all employees of the Company are expected to be eligible to participate in any bonuses ultimately paid under the 2011 Bonus Plan.  The total bonus pool under the 2011 Bonus Plan is expected to be an amount equal to 20% of post-bonus “Measurement Amount”, with 20% of the pool being allocated to the members of the executive team.  The executive team consists of approximately 18 executives, including the Officers.  For purposes of the 2011 Bonus Plan, the term “Measurement Amount” means net income adjusted for depreciation and amortization, stock-based compensation expenses, capital structure expenses, expenses incurred in connection with our prime broker litigation and related matters, capital expenditures, restructuring charges, and other miscellaneous expenses.  The amounts, if any, payable to each of the Officers are not determinable at present.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” The forward-looking statements include all estimates of all percentages and all amounts that may ultimately be payable under the 2011 Bonus Plan.  There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance and Risk Management
Date: January 25, 2011